Exhibit 23

Consent of Independent Registered Public Accounting Firm

Triple Crown Media, Inc. and Subsidiaries

Lexington, Kentucky

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131075) of Triple Crown Media, Inc. of our report dated September 27, 2007, relating to the consolidated financial statements of Triple Crown Media, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the twelve months ended June 30, 2007.

/s/ BDO Seidman, LLP

Atlanta, Georgia

September 27, 2007